UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2024 (August 16, 2024).

BTC DIGITAL LTD.

(Exact name of Company as specified in its charter)

Cayman Islands	001-39258	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1306, 13th Floor, Xuesong Dasha Building B

No. 52 Tairan 6th Road, Futian District

Shenzhen, Guangdong Province

People’s Republic of China

(Address of principal executive offices)

+86 755-8255-5262

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	BTCT	The Nasdaq Stock Market LLC
Warrants	BTCTW	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The BTC Digital Ltd. (the “Company”)’s annual shareholders’ meeting (the “Annual Meeting”) was held on August 16, 2024. On July 1, 2024, the record date (the “Record Date”) for the Annual Meeting, 2,610,785 shares of the Company’s ordinary shares were issued and outstanding, of which 1,290,806 shares were present for purposes of establishing a quorum.

(b) Shareholders voted on the following matters:

(1) Shareholders ratified the selection of the firm Audit Alliance LLP to serve as the independent registered public accounting firm of the Company for 2024; and

(2) Shareholders approved the proposal to issue at least 600,000 shares of the Company’s ordinary shares for one or more non-public offerings.

Set forth below are the number of votes cast for and against each such matter as well as the number of abstentions and broker non-votes with respect to each such matter.

Ratification of the selection of Audit Alliance LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain
1,239,249	45,022	6,535

Issuance of at least 600,000 ordinary shares for one or more non-public offerings.

For	Against	Abstain
1,173,834	115,491	1,481

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTC Digital Ltd.

Date: August 19, 2024	By:	/s/ Siguang Peng
Siguang Peng
Chief Executive Officer

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